Exhibit 10.37

Certain confidential information contained in this  document, marked by “[***]”, has been omitted because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

SUPPLY AGREEMENT

This Supply Agreement (“Agreement”) is made and effective on and from the date of signing hereof (“Effective Date”) by and between zSpace, Inc., a Delaware corporation (“Buyer” / “zSpace”) headquartered at 2050 Gateway Place, Suite 100-302, San Jose, CA 95110 and [***], commercial registration number [***], a company duly incorporated and organized under the laws of [***] with its principal place of business at [***] (“Supplier” / “[***]”).

BACKGROUND

Buyer desires to purchase certain products as defined below to be developed, manufactured, and supplied by Supplier for incorporation into Buyer’s products; and Supplier desires to sell such products to Buyer on the terms and conditions set forth in this Agreement. zSpace is engaged in the business of building and developing unique zSpace AR/VR experiences focused on the education sector; and [***] is engaged in the business of developing computing devices.

AGREEMENT

1.             PRODUCTS.

1.1.          General Scope. The terms of this Agreement shall apply to the products described on Exhibit A (“Products”) and the related services and support described on Exhibit A or generally offered by Supplier (“Services”). Products shall be manufactured and assembled in compliance with the Specifications (as defined on Exhibit A), such Specifications to be finalized within thirty (30) days of the Effective Date. Buyer may request that (i) Supplier purchase specific material or parts for the manufacture or assembly of the Products or adjust the manufacturing process and (ii) to add additional Products to this Agreement or delete current Products from this Agreement by updating Exhibit A. Such requests shall require Supplier’s written consent, which consent shall not be unreasonably withheld.

1.2.          Engineering Changes.

a)	By Buyer. Within ten (10) business days of Buyer’s notification of a proposed engineering change, Supplier shall provide Buyer with a written quotation, which includes any proposed increase or decrease in the unit price of the Products. The parties shall agree upon the unit price of the Product within thirty (30) days from the date of Buyer’s notification of the proposed engineering change, and the pricing exhibit shall be amended.

b)	By Supplier. Supplier shall notify Buyer thirty (30) business days prior to making or incorporating any change in the Specifications for the Products and not make or incorporate any change in the Specifications for the Products that affects price, form, fit, function, or reliability without prior written approval of Buyer. Supplier shall notify Buyer of any engineering change proposed by Supplier to the Products, and shall supply a written description of the expected effect of the engineering change on the Products, including the possible effect on price, performance, reliability and serviceability as part of the proposed engineering change. Buyer, at its discretion, may elect to incorporate or not to incorporate any Supplier-proposed engineering change to the Product design.

c)	Changes to the Costs of Manufacture. If any Supplier engineering, manufacturing or materials changes result in the change of the cost of manufacture, Supplier may at its sole discretion to reflect such change to the Buyer.

1.3.          Buyer Property. Buyer may loan to Supplier certain testing equipment as defined by the parties , whether loaned directly by Buyer or sold to Buyer by Supplier and then loaned to Supplier, solely for use in Supplier’s manufacturing, testing or adapting Product or to provide Services. Buyer property may not be transferred, assigned, loaned or otherwise encumbered by Supplier except that such property may be loaned to Buyer approved third party subcontractors performing services for Supplier, such approval not to be withheld unreasonably. Supplier assumes all responsibility and liability for the property and will return it in good condition, reasonable wear and tear excepted, upon Buyer’s request or upon termination or expiration of this Agreement. Upon five (5) business days notice Buyer shall have the right to request the return of its loaned property. All cost incurred upon the return of the Buyer’s property shall be paid by the Buyer, unless the supplier commits violation under the Loan Agreement. In such case, Supplier shall upon request reimburse Buyer for the cost of returning the loaned property, so long as such costs s are reasonably related to the violation. For purposes of this section, Loan Agreement shall mean the loan agreement entered into between the parties on or within thirty (30) days of the Effective Date.

2.             ORDERING AND DELIVERY.

2.1.          Purchase Orders. Supplier will provide Products and Services in accordance with purchase orders issued by Buyer (“Purchase Orders”). Each Purchase Order shall specify the applicable information and may reference this Agreement. Supplier will accept all Purchase Orders issued that conform to this Agreement. The Supplier shall accept or reject the Purchase Orders within five (5) business days of its receipt. Purchase Orders not rejected within this time frame will be deemed cancelled.

2.2.          Governing Terms. The terms and conditions of this Agreement replace in their entirety any and all of the pre-printed terms and conditions appearing on any purchase or sales forms of Supplier. In the event of any conflict between the terms of this Agreement and the terms of any Exhibit or on the face of any Purchase Order, the order of precedence is as follows: (1) the terms on the face of the Purchase Order, (2) the terms of any Exhibits to this Agreement and (3) the terms of this Agreement. Except as provided on Exhibit B, each Purchase Order shall include a minimum of [***] ([***]) units of the Supplier’s products. Any Purchase Order issued during the Term will remain in full force and effect and governed by this Agreement, even if the Agreement expires or terminates prior to delivery.

2.3.          Changes to Purchase Orders. Buyer may by notice to Supplier within thirty (30) Calendar Days of the Supplier accepting a Purchase Order, make changes to quantities or delivery dates or suspend, in whole or in part, delivery of goods. Such changes are not accepted until approved by Supplier in writing.

2.4.          Delivery. All Products delivered hereunder will be suitably packed for shipment and delivered to an address specified in the applicable Purchase Order by the delivery date specified and accepted by Supplier. Supplier shall bear the risk of loss until delivery to Buyer. All freight, insurance and other shipping expenses will be borne by Supplier. Time is of the essence and Supplier shall notify Buyer immediately if it suspects it may be unable to meet the delivery date or quantity.

2.5.          Inspection. Supplier shall test all Products for conformance with the Specifications before delivery and will certify conformance with the tests results. Products shall be subject to incoming inspection and testing by Buyer. Products or lots not meeting applicable acceptance criteria may be rejected and returned for a full refund or replacement, subject to the Buyer providing satisfactory evidence that such failed acceptance is solely attributable to the Supplier’s noncompliance to the inspection standards.

The Buyer shall provide the Standards of testing and inspection prior to submitting the first Purchase Order, such standards shall be subject to the Supplier’s acceptance and amendment. The approved Standards shall be applicable to all Purchase Orders governed by this Agreement.

2.6.         Product Availability. Within a reasonable time period prior to notice of a discontinuation of the availability of any Product or version thereof, the parties shall meet in an effort to mutually agree upon the terms necessary to meet last time buy requirements. Within [***] months thereafter, Buyer shall place a last time buy Purchase Order for the Product to be discontinued, which may include Buyer scheduling deliveries of Product for a period of up to [***] months following the issuance of such last time buy Purchase Order. In connection with the submittal of such discontinuance notice, the Supplier shall provide Buyer with appropriate plans related to the Product discontinuance, including but not limited to the configuration, performance and price of (i) the replacing Product and (ii) its update from the discontinued Product, in order to ensure continuous delivery of Product. Buyer shall be entitled to order the Products that are affected by the discontinuation before or on the last Purchase Order date. Provided a forecast is furnished by Buyer, Supplier will use reasonable efforts to ensure the availability of the quantities Buyer orders after the notice of discontinuation but prior to the last Purchase Order date.

The Supplier guarantees that the Products or an equivalent replacing product compatible with Product specifications shall be available to Buyer at in accordance with the terms of this agreement at least for a period of [***] years from the last purchase of the respective Product.

3.             PRICE AND PAYMENT

3.1.           Prices. Prices for the Products and Services will be as set forth on Exhibit B. Prices are quoted in US Dollars. The Buyer shall make an advance payment amounting to [***] percent ([***]%) of the total purchase price payable in accordance of Exhibit B upon the Supplier’s acceptance of the Initial Purchase Order. Such payment shall be made within fifteen (15) business days of the Supplier’s acceptance of the Initial Purchase order and receipt of a valid invoice. The Buyer will issue payment after receipt of a valid invoice. The remaining [***] percent ([***]%) of the price shall be due within three (3) business days prior to shipment of the products and receipt of a valid invoice.

3.2.          Taxes. Prices are exclusive of sales and similar taxes. Such taxes, if applicable, shall be separately stated on Supplier’s invoice. The Supplier shall not be responsible for any import taxes, Buyer will not be responsible for any taxes measured by Supplier’s net income, taxes measured by Supplier’s costs in providing the Product or Services, or taxes imposed through withholding. If Buyer is required by law to withhold and remit tax relating to a purchase under this Agreement, Buyer shall be entitled to reduce its payment by the amount of such tax.

3.3.         Payment Instructions.

Payment to be made to the Supplier per the instruction below.

Wiring Instructions:

Account name: [***]

Account No. : [***]

Swift code: [***]

Currency: USD

Bank: [***]

Branch: [***]

4.             TERM AND TERMINATION.

4.1.          Term. This Agreement shall be in effect for an initial term of [***] years from the Effective Date unless terminated earlier in accordance with its terms. The term shall automatically renew for successive [***] month periods unless one party gives the other written notice of non-renewal at least [***] days in advance of the renewal date to the other party.

4.2.          Termination.

a)	Termination for Cause. Either party may terminate this Agreement upon written notice if the other party is in material breach and fails to cure the breach within thirty (30) days from the date of receipt of notice to cure.

b)	Termination for Insolvency. Either party may terminate this Agreement immediately upon notice, if the other party ceases to conduct business in the ordinary course, makes an assignment for the benefit of creditors, files a petition in bankruptcy, permits a petition in bankruptcy to be filed against it which is not dismissed within sixty (60) days or if a receiver is appointed for a substantial part of its assets.

4.3.          Effect of Termination.

Notwithstanding any termination, the applicable provisions of the Agreement will survive until all the Products and/or Services ordered during the term are delivered by the Supplier. Upon termination or expiration of this Agreement, each party shall return to the other party all items provided to it under this Agreement, including without limitation all Confidential Information. Sections 2.2, 3.2, 4.3, 4.4 and 5 through 10 will survive any termination of this Agreement.

4.4.          Limitation of Liability on Termination or Expiration. NEITHER PARTY SHALL, BY REASON OF THE EXPIRATION OR TERMINATION OF THIS AGREEMENT, BE LIABLE TO THE OTHER FOR COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF ANY LOSS OF PROSPECTIVE PROFITS OR ANTICIPATED SALES OR ON ACCOUNT OF EXPENDITURES, INVESTMENTS, LEASES, OR COMMITMENTS MADE IN CONNECTION WITH THIS AGREEMENT OR THE ANTICIPATION OF EXTENDED PERFORMANCE HEREUNDER.

5.             WARRANTIES AND REMEDIES

5.1.          Product Warranties. Supplier represents and warrants that all Product will: (a) be manufactured, processed, and assembled by Supplier or Supplier’s authorized subcontractors; (b) conform to Product Specifications; (c) be new and free from defects and are identical in all material respects to approved samples as defined in the Specification; (d) be free from defects in design, manufacturing processes, material and workmanship; and (e) be free and clear of all liens, encumbrances, and restrictions. Except for the Product Intellectual Property Warranties set forth in Section 7, which survive indefinitely, all other warranties specified survive delivery, inspection, acceptance, or payment by Buyer and will be in effect for the longer of [***] months following acceptance at place of delivery.

5.2.          Epidemic Failure. In addition to the foregoing warranty, Supplier warrants the Product against epidemic failure. An epidemic failure shall be deemed to have occurred if more than [***] percent ([***]%), or [***] units whichever is greater, of the then current total installed base of any Product should fail exhibiting the same root cause symptom(s) within any time period of ninety (90) days, excluding any failures that are attributable to wear and tear if the affected Products are no longer under warranty. In the event of epidemic failure, Supplier shall establish within two (2) business days notice by Buyer of such failure a plan for diagnosing the problem. Supplier and Buyer shall jointly use commercially reasonable efforts to plan a work-around to resolve and replace all defective Products. Any and all costs associated with the emergency procedure are to be borne by Supplier. Supplier also agrees to inform Buyer in writing of any other epidemic failure occurring in similar products sold to Supplier’s other customers and Supplier shall apply its engineering change order procedure as reasonably necessary to prevent or correct Buyer Products from such failure.

5.3.          Product Warranty Remedies. If Supplier breaches any warranty Buyer may return the affected Products to Supplier at Supplier’s expense for correction, replacement, or refund, as Buyer may direct, in addition to other remedies available to Buyer. Any Product corrected or furnished in replacement will be warranted for the remainder of the warranty period of the Product replaced.

5.4.          Supplier Compliance Warranties. Supplier represents and warrants that it will comply with all applicable laws and regulations in performance of this Agreement, including but not limited to (a) laws and regulations governing freedom of association, labor and employment, employee health and safety, protection of the environment, and ethical practices of the [***] and the United States including compliance with the U.S. Foreign Corrupt Practices Act. (b) all laws regarding export and import of products and technology, and (c) all applicable national and international transportation requirements including, where applicable, regulations regarding chemicals and hazardous materials.

5.5.          Product Recalls. Buyer may perform a recall of Product (a) if Supplier breaches its Product warranties or (b) to prevent or remedy any substantiated health or safety risk arising from such Product Recall. Supplier will reimburse Buyer’s losses, liabilities, costs, including, but not limited to, labor costs, return costs, cost of field recall, freight, and rework incurred in effecting any product recall (“Recall Costs”). Supplier is not liable for Recall Costs, to the extent the cause of recall is due solely to compliance with Buyer Specifications.

5.6.          Services and Support Warranty. In addition to the warranties applicable to Products, Supplier represents and warrants that all Services will be provided in a professional and workmanlike manner by experienced personnel with suitable expertise in the subject matter. Supplier’s obligations to provide Services and support will continue throughout the term and for five (5) years after the last delivery of Product even if (i) the subject Product is discontinued, (ii) this Agreement is terminated or expires, or (iii) Buyer notifies Supplier that Buyer is ending its purchases for a Product. During the term mentioned herein , Supplier will provide service parts in accordance with the terms and conditions under this agreement.

6.             LICENSES

6.1.          Licenses to Software. If software is provided with or as part of any Product including but not limited to the operating system software and any application installed on or in conjunction with the operating system (“Software”), Supplier hereby grants to Buyer, a nonexclusive, worldwide, irrevocable, perpetual, fully paid-up license to use, reproduce, and distribute such Software with Products. The rights granted herein include the right to use and distribute updates to such Software directly with the Product or indirectly (without the Product) to end users of the Product. If any Software is licensed from a third party or subject to a third party license (including, without limitation, open source software), Supplier will identify each software component and identify the corresponding third party license. If any Software is subject to a license that requires distribution of source code (e.g., the GNU General Public License (“GPL”), the GNU Lesser General Public License (“LGPL”)), Supplier will provide Buyer the required source code.

6.2.          Licenses to Product Documentation. Supplier hereby grants Buyer a non-exclusive, perpetual, irrevocable, worldwide, fully paid-up license to use, reproduce, distribute and prepare derivative works (in Buyer’s name) of all documentation furnished by Supplier in connection with the sale or support of Products.

6.3.          Intellectual Property of Buyer. All protocols, drawings, data, software, files, designs, products, by-products, tools, layouts, artwork, models, procedures, documents and materials provided by Buyer with respect to the Product and all derivative works thereof created, conceived or reduced to practice under this Agreement (collectively “Works”) shall be owned by Buyer. Buyer hereby grants to Seller a royalty-free, non-exclusive, worldwide, revokable, non-transferable license, (without the right to sublicense) during the term of this Agreement, to use the Works solely as necessary to manufacture Products for Buyer as set forth in this Agreement. Except as expressly provided for herein, nothing in this Agreement will be construed as granting to Seller or conferring on Seller any rights by license or otherwise to Buyer intellectual property rights or Works.

6.4.          Intellectual Property of Supplier. To the extent Supplier incorporates any of its intellectual property into the Products, Supplier hereby grants to Buyer a non-exclusive, perpetual, irrevocable, royalty-free license (without the right to sublicense on a standalone basis) to such intellectual property to use, offer to sell, sell the Products whereby such intellectual property may be incorporated and otherwise fully exploit the Products. Seller grants no other rights or license to Buyer relating to Seller’s intellectual property.

7.             REPRESENTATIONS AND INDEMNDIFICATION

7.1.          Intellectual Property Warranties. Supplier represents and warrants that: (a) the manufacture, use and sale of the Product does not infringe or misappropriate any third-party Intellectual Property Rights; (b) Buyer does not and will not need to procure any rights or licenses to any third party’s Intellectual Property Rights to exploit the Product; (c) any software included does not contain any virus or harmful code, will not activate, alter or erase without control of a person operating the computer equipment on which the Software resides, and does not contain functionality that restricts access or use; (d) Supplier will pass through to Buyer the benefits of all transferable warranties applicable to any third party software acquired by Buyer from Supplier; (e) Supplier complies with and will continue to comply with all licenses (including, without limitation, all open source licenses) associated with any software component included in the Product; and (f) there are no patent markings required on any part of the external housing of the Product and if patent markings are required in the future Supplier will notify Buyer in advance prior to implementing the markings on the Product. If Supplier breaches any of these Intellectual Property warranties, then in addition to Buyer’s remedies specified in this Agreement, Buyer may immediately cancel any unfilled Purchase Orders without liability.

7.2.          Remedies for Infringing Product. If a Product is alleged to infringe a third party’s Intellectual Property Rights and its use, manufacture, sale, combination, or importation is enjoined, Supplier will, at its sole expense and option: (a) procure for Buyer the right to continue using or combining the Product, as the case may be; (b) replace the Product with a non-infringing product of equivalent form, fit, function and performance; or (c) modify the Product to be non-infringing, without materially detracting from form, fit, function or performance.

7.3.          Indemnity. Supplier will defend, indemnify, and hold harmless Buyer and its affiliates and customers (including without limitation end users, distributors and resellers), officers, directors, employees, agents and representatives (“Indemnitees”) from and against any and all claims, demands, causes of action, lawsuits or liabilities (collectively “Claims”) arising out of or related to:

a)	any negligent act, omission, willful misconduct, or breach of Agreement by Supplier, its subcontractors, employees, or agents, or tangible property loss, personal injury or death caused by Supplier, its subcontractors, employees, or agents or by any Product; or

b)	the unauthorized use, misappropriation or infringement of any third party’s Intellectual Property Rights by (i) the manufacture, use or sale of any Product; (ii) any combination of the Product with another Buyer product where the Product has no substantial non-infringing use, (iii) any Software, (iv) any Documentation, (v) a Supplier Mark, or (vi) anything provided as part of Supplier’s support. Supplier will pay all claims, losses and damages, liabilities, judgments, awards, costs and expenses including reasonable attorneys’ fees, expert witness fees and bonds incurred by Indemnitees as a result of the Claim, and will pay any award in connection with, arising from or with respect to any such Claim, including any settlement.

7.4.          Notice and Authority to Defend. Buyer will give Supplier prompt notice of any Claim. Buyer will provide Supplier the authority, information, and assistance (at Supplier’s expense) reasonably necessary to defend. Supplier will control defense. Buyer and any other Indemnitee may, in its or their discretion, participate in the defense of such Claim at their own expense. However, if Supplier does not diligently pursue resolution of such Claim, then Buyer may, without in any way limiting its other rights and remedies, defend the Claim and collect its costs of doing so from Supplier. Any settlement or compromise Supplier desires to enter into will be subject to Buyer’s prior approval and will include a full and complete release of any and all claims that the third party claimant may have against Indemnitees.

8.             CONFIDENTIALITY.

8.1.          Confidential Information. “Confidential Information” means all commercially valuable, proprietary and confidential information and trade secrets with respect to the business and products, whether of a technical, business or other nature (including, without limitation, know-how and information relating to the technology, customers, business plans, promotional and marketing activities, finances and other business affairs disclosed by any party hereunder, either directly or indirectly, in writing, electronically, orally, by drawing or by inspections, which is marked by the disclosing party as “Confidential” or “Proprietary” or which the receiving party has reason to know is treated as confidential by the discloser. For clarification, all information provided by Buyer to Supplier relating to the design and manufacture of the Products shall be deemed confidential.

8.2.          Exclusions. Notwithstanding the foregoing, Confidential Information shall not include information which:

a)	is now in the public domain or becomes a part of public domain after disclosure without breach of this Agreement;

b)	is known to the receiving party at the time of disclosure, as shown by the receiving party’s written records, or becomes known to the receiving party without breach of this Agreement;

c)	is furnished to any third party by the disclosing party without restriction on its disclosure;

d)	is independently developed by the receiving party; or

e)	is approved for release upon a prior written consent of the disclosing party.

8.3.          Nondisclosure. The receiving party agrees that it will not disclose any Confidential Information to any third party and will not use Confidential Information of the disclosing party for any purpose other than for the performance of obligations under this Agreement without the prior written consent of the disclosing party. The receiving party further agrees that Confidential Information shall remain the sole property of the disclosing party and that it will take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information by its employees and independent contractors. No license shall be granted by the disclosing party to the receiving party with respect to Confidential Information disclosed hereunder unless otherwise expressly provided herein. Notwithstanding the restrictions in this section, each party may disclose Confidential Information to its advisors, in connection with financings and similar transactions and to the extent required by law. In case of a disclosure required by law the party required to disclose will use reasonable efforts to provide the other party with notice.

8.4.          Nondisclosure Agreements. Each party agrees that it (i) has or that it shall obtain the execution of proprietary nondisclosure agreements with its agents and consultants having access to Confidential Information of the other party, (ii) shall diligently enforce such agreements, and (iii) shall be responsible for the actions of such employees, agents, and consultants in this respect.

8.5.          Return of Confidential Information. After expiration or termination of this Agreement, upon the request of the disclosing party, the receiving party will promptly return, or certify as destroyed, all Confidential Information furnished hereunder and all copies thereof.

8.6.          Remedy for Breach of Confidentiality. If a party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information hereunder, the nonbreaching party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief.

9.             LIMITATION OF LIABILITY

IN NO EVENT SHALL BUYER BE LIABLE UNDER THIS AGREEMENT FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, AND WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR OTHERWISE. THESE LIMITATIONS SHALL APPLY EVEN IF SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY HEREIN. UNDER NO CIRCUMSTANCES SHALL BUYER’S TOTAL CUMULATIVE LIABILITY UNDER THIS AGREEMENT EXCEED [***].

10.           MISCELLANEOUS PROVISIONS

10.1.        Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the England and Wales without regard to conflict of laws principles. The Parties agree to the exclusive jurisdiction of the courts of England to settle any dispute arising out of or in connection with this Agreement.

10.2.       Force Majeure. The parties shall not be liable to one another for delay in preforming, or failure to perform any part of its obligations under this Agreement when such delay or failure results from events, circumstances, or causes beyond the party’s reasonable control such as fire, flood, strikes, war (declared or undeclared), embargoes, blockades, legal restrictions, governmental regulations or orders, insurrections, or any similar cause beyond the control of either party. The party so prevented from performance shall use diligent efforts to resume its performance as soon as reasonably possible or as otherwise mutually agreed between the parties. If any events or circumstances described in this section prevent a party from resuming the performance of its obligations under this agreement for more than ninety (90)) days, then either party may without limiting its other rights or remedies, terminate this Agreement upon giving a thirty (30) days notice.

10.3.        Assignment. The parties shall not assign or transfer this Agreement, in whole or in part, or any right or obligation hereunder to any third party without the prior written consent of the other party, which consent shall not be withheld unreasonably, except that Buyer may assign or otherwise transfer this Agreement where such transfer or assignment is in connection with a merger, acquisition, reorganization or other transfer of all or substantially all of the business or assets of Buyer related to this Agreement. Subject to the foregoing, this Agreement and the parties’ rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns.

10.4.       Notice. Any notice required or permitted to be given under this Agreement shall be delivered (i) by hand, (ii) by registered or certified mail, postage prepaid, return receipt requested, to the address of the other party, (iii) by overnight courier, or (iv) by electronic transmission with confirming letter mailed under the conditions described in any of (i) through (iii). Notice so given shall be deemed effective when received, or if not received by reason of fault of addressee, when delivered.

10.5.       Relationship of Parties. The relationship between the parties under this Agreement is that of independent contractors and neither shall be, nor represent itself to be, the joint venturer, partner, agent, or representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the other, or to bind the other in any matter or thing whatsoever.

10.6.       Waiver. If either party fails to exercise or enforce any provision of this Agreement or to waive any rights in respect thereto, such waiver or failure shall not be construed as constituting a continuing waiver or a waiver of any other right.

10.7.        Severability. In the event that any provision or provisions of this Agreement shall be held to be unenforceable, the parties shall renegotiate those provisions in good faith to be valid, enforceable substitute provisions which provisions shall reflect as closely as possible the intent of the original provisions of this Agreement. If the parties fail to negotiate a substitute provision, this Agreement will continue in full force and effect without said provision and will be interpreted to reflect the original intent of the parties.

10.8.        Entire Agreement. This Agreement, including the Exhibits referred to herein, contains the entire understanding of the parties, and supersedes any prior agreement between or among the parties with respect to its subject matter. This Agreement shall not be amended or modified except by written instrument signed by the duly authorized representatives of both parties.

10.9.       No Third Party Beneficiary. This Agreement does not create any third party beneficiaries.

BUYER	SUPPLIER

zSpace, Inc	[***]

By:	By:

Name:	Name:
Title:	Title:

Date:	Date:

EXHIBIT A

Products and Services

EXHIBIT B

PRICING, EXCLUSVITY & VOLUME COMMITMENT

APPENDIX 1

PRODUCT SPECIFICATIONS & BRANDING